Boise Cascade	Exhibit 99.1
1111 West Jefferson Street Ste 300 PO Box 50 Boise, ID 83728

News Release

Investor Relations Contact - Wayne Rancourt 208 384 6073	Media Contact - Lisa Chapman 208 384 6552

For Immediate Release: May 7, 2019
Boise Cascade Company Reports First Quarter 2019 Net Income of $11.4 Million on Sales of $1.0 Billion

BOISE, Idaho - Boise Cascade Company ("Boise Cascade," the "Company," "we," or "our") (NYSE: BCC) today reported net income of $11.4 million, or $0.29 per share, on sales of $1.0 billion for the first quarter ended March 31, 2019.

First Quarter 2019 Highlights

	1Q 2019	1Q 2018	% change

	(in thousands, except per-share data and percentages)

Consolidated Results
Sales	$1,042,086	$1,182,841	(12)%
Net income	11,389	37,050	(69)%
Net income per common share - diluted	0.29	0.94	(69)%
Adjusted EBITDA [1]	40,734	73,408	(45)%

Segment Results
Wood Products sales	$319,523	$397,991	(20)%
Wood Products income	11,630	26,121	(55)%
Wood Products EBITDA [1]	25,368	43,665	(42)%

Building Materials Distribution sales	907,708	992,381	(9)%
Building Materials Distribution income	17,517	32,388	(46)%
Building Materials Distribution EBITDA [1]	22,649	36,560	(38)%
1 For reconciliations of non-GAAP measures, see summary notes at the end of this press release.

In the first quarter 2019, total U.S. housing starts declined approximately 10% compared to the same period last year. Single-family starts, the primary driver of our sales, decreased by 5% and multi-family starts decreased 19%. In particular, single-family housing starts in the Western United States reflected significant weakness, with the Census Bureau reporting year-over-year declines in that region in excess of 20%.

“First quarter results were challenging given low commodity wood products pricing and adverse weather held back construction activity in many parts of the country. We expect second quarter will serve as a better gauge of underlying demand for 2019,” commented Tom Corrick, CEO. “I am pleased that we made further progress on our strategy to grow our distribution business through the acquisition of American Lumber in Birmingham, Alabama, which was completed in late April. The team at American enjoys an excellent reputation in the markets they serve and has been an outstanding distributor of our engineered wood products for many years.”

Wood Products

Wood Products sales, including sales to Building Materials Distribution (BMD), decreased $78.5 million, or 20%, to $319.5 million for the three months ended March 31, 2019, from $398.0 million for the three months ended March 31, 2018. The decline in sales was driven primarily by lower sales prices and sales volumes for plywood. The lower sales volume for plywood reflects modest downtime in response to weaker market conditions and the sale of the Moncure plywood facility on March 1, 2019. In addition, we experienced lower sales volumes for I-joists and LVL (I-joists and LVL are collectively referred to as EWP). Furthermore, approximately one-third of the decrease in sales was attributable to lower sales volumes of lumber and particleboard due to the sale or closure of three lumber mills and a particleboard plant during 2018. These decreases were offset by increases in EWP sales prices.

Wood Products segment income decreased $14.5 million to $11.6 million for the three months ended March 31, 2019, from $26.1 million for the three months ended March 31, 2018. The decrease in segment income was due primarily to lower sales prices of plywood and lower sales volumes of EWP and plywood, as well as higher per-unit conversion costs. These decreases were offset partially by higher EWP sales prices and lower costs of OSB used in the manufacture of I-joists. In addition, depreciation and amortization expense decreased $3.8 million due primarily to discontinued depreciation on manufacturing facilities curtailed and sold in 2018.

Comparative average net selling prices and sales volume changes for EWP and plywood are as follows:

	1Q 2019 vs. 1Q 2018	1Q 2019 vs. 4Q 2018

Average Net Selling Prices
LVL	9%	1%
I-joists	7%	4%
Plywood	(19)%	(6)%
Sales Volumes
LVL	(10)%	21%
I-joists	(17)%	16%
Plywood	(7)%	3%

In first quarter 2019, Wood Products completed the sale of a hardwood plywood facility located in Moncure, North Carolina and received proceeds of $2.5 million.

Building Materials Distribution

BMD's sales decreased $84.7 million, or 9%, to $907.7 million for the three months ended March 31, 2019, from $992.4 million for the three months ended March 31, 2018. Compared with the same quarter in the prior year, the overall decrease in sales was driven by sales price and sales volume decreases of 6% and 3%, respectively. Excluding the impact of the acquisition of wholesale building material distribution locations in Nashville, Tennessee, Medford, Oregon, and Cincinnati, Ohio during 2018, BMD sales would have decreased 11%. By product line, commodity sales decreased 19%, general line product sales increased 3%, and sales of EWP (substantially all of which is sourced through our Wood Products segment) decreased less than 1%.

BMD segment income decreased $14.9 million to $17.5 million for the three months ended March 31, 2019, from $32.4 million in the comparative prior year quarter. The decline in segment income was driven primarily by a gross margin decrease of $10.0 million, resulting from lower average commodity prices and lower sales volumes compared with first quarter 2018. In addition, selling and distribution expenses increased by $4.1 million.

On April 29, 2019, BMD completed the acquisition of the assets of American Lumber, which operates a single-location wholesale distribution business in Birmingham, Alabama.

Balance Sheet

Boise Cascade ended first quarter 2019 with $136.2 million of cash and cash equivalents and $365.4 million of undrawn committed bank line availability, for total available liquidity of $501.6 million. The Company had $439.7 million of outstanding debt at March 31, 2019.

We adopted the new lease accounting standard on January 1, 2019. The most significant impact of the adoption was the recognition of right-of-use assets and lease liabilities for operating leases, as reflected on the face of our balance sheet as of March 31, 2019. The standard did not have a material impact on our consolidated net earnings and cash flows. For additional information on the impact of this standard on our accounting for leases and additional required qualitative disclosures of our lease policies, see our Form 10-Q for the quarterly period ended March 31, 2019 filed with the Securities and Exchange Commission.

Dividends

On May 2, 2019, our board of directors declared a quarterly dividend of $0.09 per share on our common stock payable on June 17, 2019, to stockholders of record on June 3, 2019.

Outlook

We expect to experience slower demand growth for the products we manufacture and distribute in 2019. The April 2019 Blue Chip consensus forecast for 2019 reflects 1.25 million total U.S. housing starts, which is flat with 2018 levels. Although we believe U.S. demographics are supportive of higher levels of housing starts, we expect near-term residential construction growth to be flat or only modestly improving due to constraints faced by builders, such as availability of labor and building lots, as well as affordability constraints faced by prospective buyers. The pace of household formation rates and residential repair-and-remodeling activity will be affected by employment growth, wage growth, prospective home buyers' access to and cost of financing, housing affordability, and consumer confidence, as well as other factors. Household formation rates in turn will be a key factor behind the demand for new construction. In addition, the size of new single-family residences as well as the mix of single and multi-family starts will influence product consumption.

Extreme winter weather in many parts of the U.S., coupled with seasonally weak demand and additional industry capacity brought on in 2018, led to weak commodity products pricing in first quarter 2019. Commodity product pricing during the remainder of 2019 will be dependent on industry operating rates, net import and export activity, transportation constraints or disruptions, inventory levels in various distribution channels, and seasonal demand patterns. Composite panel and lumber pricing indices are approximately 35% below average levels experienced in the second quarter of 2018, and even if we experience meaningful price increases from current levels, we expect our year-over-year financial comparisons to again be negative in the second quarter of 2019.

We expect our capital spending, excluding acquisitions, to be $85-$95 million in 2019, including spending to improve the efficiency of our veneer production at our Chester, South Carolina, and Florien, Louisiana, facilities.

About Boise Cascade

Boise Cascade Company is one of the largest producers of engineered wood products and plywood in North America and a leading U.S. wholesale distributor of building products. For more information, please visit the Company's website at www.bc.com.

Webcast and Conference Call

Boise Cascade will host a webcast and conference call on Tuesday, May 7, at 10 a.m. Eastern, to review the Company's first quarter results.

You can join the webcast through the Company's website by going to www.bc.com and clicking on the Event Calendar link under the Investor Relations heading. Please go to the website at least 15 minutes before the start of the webcast to register. To join the conference call, dial 844-795-4410 (international callers should dial 661-378-9637), participant passcode 7348348, at least 10 minutes before the start of the call.

The archived webcast will be available in the Investor Relations section of the Company's website. A replay of the conference call will be available from Tuesday, May 7, at 1 p.m. Eastern through Tuesday, May 14, at 1 p.m. Eastern. Replay numbers are 855-859-2056 for U.S. callers and 404-537-3406 for international callers, and the passcode will be 7348348.

Use of Non-GAAP Financial Measures

We refer to the terms EBITDA and Adjusted EBITDA in this earnings release and the accompanying Quarterly Statistical Information as supplemental measures of our performance and liquidity that are not required by or presented in accordance with generally accepted accounting principles in the United States (GAAP). We define EBITDA as income (loss) before interest (interest expense and interest income), income taxes, and depreciation and amortization. Additionally, we disclose Adjusted EBITDA, which further adjusts EBITDA to exclude the change in fair value of interest rate swaps.

We believe EBITDA and Adjusted EBITDA are meaningful measures because they present a transparent view of our recurring operating performance and allow management to readily view operating trends, perform analytical comparisons, and identify strategies to improve operating performance. We also believe EBITDA and Adjusted EBITDA are useful to investors because they provide a means to evaluate the operating performance of our segments and our Company on an ongoing basis using criteria that are used by our management and because they are frequently used by investors and other interested parties when comparing companies in our industry that have different financing and capital structures and/or tax rates. EBITDA and Adjusted EBITDA, however, are not measures of our liquidity or financial performance under GAAP and should not be considered as alternatives to net income (loss), income (loss) from operations, or any other performance measure derived in accordance with GAAP or as alternatives to cash flow from operating activities as a measure of our liquidity. The use of EBITDA and Adjusted EBITDA instead of net income (loss) or segment income (loss) have limitations as analytical tools, including: the inability to determine profitability; the exclusion of interest expense, interest income, and associated significant cash requirements; and the exclusion of depreciation and amortization, which represent unavoidable operating costs. Management compensates for these limitations by relying on our GAAP results. Our measures of EBITDA and Adjusted EBITDA are not necessarily comparable to other similarly titled captions of other companies due to potential inconsistencies in the methods of calculation.

Forward-Looking Statements

This press release includes statements about our expectations of future operational and financial performance that are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Statements preceded or followed by, or that otherwise include, the words "believes," "expects," "anticipates," "intends," "project," "estimates," "plans," "forecast," "is likely to," and similar expressions or future or conditional verbs such as "will," "may," "would," "should," and "could" are generally forward-looking in nature and not historical facts. Such statements are based upon the current beliefs and expectations of our management and are subject to significant risks and uncertainties. The accuracy of such statements is subject to a number of risks, uncertainties, and assumptions that could cause our actual results to differ materially from those projected, including, but not limited to, prices for building products, commodity input costs, the effect of general economic conditions, mortgage rates and availability, housing demand, housing vacancy rates, governmental regulations, unforeseen production disruptions, as well as natural disasters. These and other factors that could cause actual results to differ materially from such forward-looking statements are discussed in greater detail in our filings with the Securities and Exchange Commission. Forward-looking statements speak only as of the date of this press release. We undertake no obligation to revise them in light of new information. Finally, we undertake no obligation to review or confirm analyst expectations or estimates that might be derived from this release.

Boise Cascade Company
Consolidated Statements of Operations
(in thousands, except per-share data)

	Three Months Ended
	March 31		December 31, 2018
	2019	2018

Sales	$1,042,086	$1,182,841	$1,065,805

Costs and expenses
Materials, labor, and other operating expenses (excluding depreciation)	897,822	1,009,778	940,878
Depreciation and amortization	19,217	22,111	76,549
Selling and distribution expenses	87,026	83,356	89,546
General and administrative expenses	16,675	15,886	16,057
Loss on sale and curtailment of facilities	—	—	27,288
Other (income) expense, net	(308)	(94)	(236)
	1,020,432	1,131,037	1,150,082

Income (loss) from operations	21,654	51,804	(84,277)

Foreign currency exchange gain (loss)	162	(263)	(672)
Pension expense (excluding service costs)	(299)	(244)	(597)
Interest expense	(6,437)	(6,362)	(6,666)
Interest income	492	264	648
Change in fair value of interest rate swaps	(983)	1,641	(1,868)
	(7,065)	(4,964)	(9,155)

Income (loss) before income taxes	14,589	46,840	(93,432)
Income tax (provision) benefit	(3,200)	(9,790)	21,186
Net income (loss)	$11,389	$37,050	$(72,246)

Weighted average common shares outstanding:
Basic	38,884	38,778	38,968
Diluted	39,203	39,396	38,968

Net income (loss) per common share:
Basic	$0.29	$0.96	$(1.85)
Diluted	$0.29	$0.94	$(1.85)

Dividends declared per common share	$0.09	$0.07	$0.09

See accompanying summary notes to consolidated financial statements and segment information.

Wood Products Segment
Statements of Operations
(in thousands, except percentages)

	Three Months Ended
	March 31		December 31, 2018
	2019	2018

Segment sales	$319,523	$397,991	$307,124

Costs and expenses
Materials, labor, and other operating expenses (excluding depreciation)	283,030	342,559	282,795
Depreciation and amortization	13,738	17,544	71,265
Selling and distribution expenses	7,705	8,113	7,886
General and administrative expenses	3,628	3,692	4,642
Loss on sale and curtailment of facilities	—	—	27,288
Other (income) expense, net	(208)	(38)	(198)
	307,893	371,870	393,678

Segment income (loss)	$11,630	$26,121	$(86,554)

	(percentage of sales)

Segment sales	100.0%	100.0%	100.0%

Costs and expenses
Materials, labor, and other operating expenses (excluding depreciation)	88.6%	86.1%	92.1%
Depreciation and amortization	4.3%	4.4%	23.2%
Selling and distribution expenses	2.4%	2.0%	2.6%
General and administrative expenses	1.1%	0.9%	1.5%
Loss on sale and curtailment of facilities	—%	—%	8.9%
Other (income) expense, net	(0.1)%	—%	(0.1)%
	96.4%	93.4%	128.2%

Segment income (loss)	3.6%	6.6%	(28.2)%

Building Materials Distribution Segment
Statements of Operations
(in thousands, except percentages)

	Three Months Ended
	March 31		December 31, 2018
	2019	2018

Segment sales	$907,708	$992,381	$922,234

Costs and expenses
Materials, labor, and other operating expenses (excluding depreciation)	800,200	874,859	821,703
Depreciation and amortization	5,132	4,172	4,906
Selling and distribution expenses	79,265	75,181	81,596
General and administrative expenses	5,694	5,830	5,164
Other (income) expense, net	(100)	(49)	(40)
	890,191	959,993	913,329

Segment income	$17,517	$32,388	$8,905

	(percentage of sales)

Segment sales	100.0%	100.0%	100.0%

Costs and expenses
Materials, labor, and other operating expenses (excluding depreciation)	88.2%	88.2%	89.1%
Depreciation and amortization	0.6%	0.4%	0.5%
Selling and distribution expenses	8.7%	7.6%	8.8%
General and administrative expenses	0.6%	0.6%	0.6%
Other (income) expense, net	—%	—%	—%
	98.1%	96.7%	99.0%

Segment income	1.9%	3.3%	1.0%

Segment Information
(in thousands)

	Three Months Ended
	March 31		December 31, 2018
	2019	2018
Segment sales
Wood Products	$319,523	$397,991	$307,124
Building Materials Distribution	907,708	992,381	922,234
Intersegment eliminations and other	(185,145)	(207,531)	(163,553)
Total net sales	$1,042,086	$1,182,841	$1,065,805

Segment income (loss)
Wood Products	$11,630	$26,121	$(86,554)
Building Materials Distribution	17,517	32,388	8,905
Total segment income	29,147	58,509	(77,649)
Unallocated corporate	(7,493)	(6,705)	(6,628)
Income (loss) from operations	$21,654	$51,804	$(84,277)

Segment EBITDA (a)
Wood Products	$25,368	$43,665	$(15,289)
Building Materials Distribution	22,649	36,560	13,811

See accompanying summary notes to consolidated financial statements and segment information.

Boise Cascade Company
Consolidated Balance Sheets
(in thousands)

	March 31, 2019	December 31, 2018

ASSETS

Current
Cash and cash equivalents	$136,204	$191,671
Receivables
Trade, less allowances of $1,471 and $1,062	292,761	214,338
Related parties	612	436
Other	10,428	14,466
Inventories	573,860	533,049
Prepaid expenses and other	19,109	31,818
Total current assets	1,032,974	985,778

Property and equipment, net	460,650	487,224
Operating lease right-of-use assets	67,493	—
Finance lease right-of-use assets	20,376	—
Timber deposits	12,314	12,568
Goodwill	59,159	59,159
Intangible assets, net	16,597	16,851
Deferred income taxes	8,259	8,211
Other assets	9,225	11,457
Total assets	$1,687,047	$1,581,248

Boise Cascade Company
Consolidated Balance Sheets (continued)
(in thousands, except per-share data)

	March 31, 2019	December 31, 2018

LIABILITIES AND STOCKHOLDERS' EQUITY

Current
Accounts payable
Trade	$284,518	$210,587
Related parties	1,890	1,070
Accrued liabilities
Compensation and benefits	48,366	87,911
Interest payable	1,818	6,748
Other	70,298	63,509
Total current liabilities	406,890	369,825

Debt
Long-term debt	439,707	439,428

Other
Compensation and benefits	43,361	41,283
Operating lease liabilities, net of current portion	61,902	—
Finance lease liabilities, net of current portion	21,687	—
Deferred income taxes	20,392	19,218
Other long-term liabilities	14,091	38,904
	161,433	99,405

Commitments and contingent liabilities

Stockholders' equity
Preferred stock, $0.01 par value per share; 50,000 shares authorized, no shares issued and outstanding	—	—
Common stock, $0.01 par value per share; 300,000 shares authorized, 44,341 and 44,076 shares issued, respectively	443	441
Treasury stock 5,367 shares at cost	(138,909)	(138,909)
Additional paid-in capital	527,283	528,654
Accumulated other comprehensive loss	(47,684)	(47,652)
Retained earnings	337,884	330,056
Total stockholders' equity	679,017	672,590
Total liabilities and stockholders' equity	$1,687,047	$1,581,248

Boise Cascade Company
Consolidated Statements of Cash Flows
(in thousands)

	Three Months Ended March 31
	2019	2018
Cash provided by (used for) operations
Net income	$11,389	$37,050
Items in net income not using (providing) cash
Depreciation and amortization, including deferred financing costs and other	19,788	22,595
Stock-based compensation	2,200	2,286
Pension expense	460	449
Deferred income taxes	1,313	1,125
Change in fair value of interest rate swaps	983	(1,641)
Other	(49)	(96)
Decrease (increase) in working capital
Receivables	(75,606)	(91,252)
Inventories	(39,483)	(62,050)
Prepaid expenses and other	(1,883)	(1,949)
Accounts payable and accrued liabilities	29,810	48,571
Pension contributions	(469)	(517)
Income taxes payable	12,753	20,751
Other	1,835	2,919
Net cash used for operations	(36,959)	(21,759)

Cash provided by (used for) investment
Expenditures for property and equipment	(14,347)	(13,272)
Proceeds from sales of facilities	2,493	—
Proceeds from sales of assets and other	1,149	93
Net cash used for investment	(10,705)	(13,179)

Cash provided by (used for) financing
Borrowings of long-term debt, including revolving credit facility	—	2,800
Payments of long-term debt, including revolving credit facility	—	(2,800)
Dividends paid on common stock	(4,053)	(2,758)
Tax withholding payments on stock-based awards	(3,569)	(5,117)
Other	(181)	357
Net cash used for financing	(7,803)	(7,518)

Net decrease in cash and cash equivalents	(55,467)	(42,456)

Balance at beginning of the period	191,671	177,140

Balance at end of the period	$136,204	$134,684

Summary Notes to Consolidated Financial Statements and Segment Information
The Consolidated Statements of Operations, Segment Statements of Operations, Consolidated Balance Sheets, Consolidated Statements of Cash Flows, and Segment Information presented herein do not include the notes accompanying the Company's Consolidated Financial Statements and should be read in conjunction with the Company’s 2018 Form 10-K and the Company's other filings with the Securities and Exchange Commission. Net income for all periods presented involved estimates and accruals.

(a)
EBITDA represents income (loss) before interest (interest expense and interest income), income taxes, and depreciation and amortization. Additionally, we disclose Adjusted EBITDA, which further adjusts EBITDA to exclude the change in fair value of interest rate swaps. The following table reconciles net income (loss) to EBITDA and Adjusted EBITDA for the three months ended March 31, 2019 and 2018, and December 31, 2018:

	Three Months Ended
	March 31		December 31, 2018
	2019	2018
	(in thousands)
Net income (loss)	$11,389	$37,050	$(72,246)
Interest expense	6,437	6,362	6,666
Interest income	(492)	(264)	(648)
Income tax provision (benefit)	3,200	9,790	(21,186)
Depreciation and amortization	19,217	22,111	76,549
EBITDA	39,751	75,049	(10,865)
Change in fair value of interest rate swaps	983	(1,641)	1,868
Adjusted EBITDA	$40,734	$73,408	$(8,997)

The following table reconciles segment income (loss) and unallocated corporate costs to EBITDA and adjusted EBITDA for the three months ended March 31, 2019 and 2018, and December 31, 2018:

	Three Months Ended
	March 31		December 31, 2018
	2019	2018

	(in thousands)
Wood Products
Segment income (loss)	$11,630	$26,121	$(86,554)
Depreciation and amortization	13,738	17,544	71,265
EBITDA	$25,368	$43,665	$(15,289)

Building Materials Distribution
Segment income	$17,517	$32,388	$8,905
Depreciation and amortization	5,132	4,172	4,906
EBITDA	$22,649	$36,560	$13,811

Corporate
Unallocated corporate expenses	$(7,493)	$(6,705)	$(6,628)
Foreign currency exchange gain (loss)	162	(263)	(672)
Pension expense (excluding service costs)	(299)	(244)	(597)
Change in fair value of interest rate swaps	(983)	1,641	(1,868)
Depreciation and amortization	347	395	378
EBITDA	(8,266)	(5,176)	(9,387)
Change in fair value of interest rate swaps	983	(1,641)	1,868
Corporate adjusted EBITDA	$(7,283)	$(6,817)	$(7,519)

Total company adjusted EBITDA	$40,734	$73,408	$(8,997)